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                                                                    EXHIBIT 99.4

                                                       OPTION NO.: 2000-
                                                                         -------


                    AMENDED AND RESTATED ARRAY BIOPHARMA INC.
                         STOCK OPTION AND INCENTIVE PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT


                  Array BioPharma Inc., a Delaware corporation (the "Company"), hereby grants an option to purchase shares of its common stock, $.001 par value, (the "Stock") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan (the "Plan").

Grant Date:__________ ___, 2000

Name of Optionee:
                 ---------------------------------------------------

Optionee's Social Security Number:       -    -
                                    ----- ---- -----

Number of Shares Covered by Option:
                                   ---------------

Option Price per Share: $     .
                         ----- ---

Vesting Start Date:                   ,
                    ------------ -----  ----

         BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ATTACHED. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY REVIEWED THE PLAN, AND AGREE THAT THE PLAN WILL CONTROL IN THE EVENT ANY PROVISION OF THIS AGREEMENT SHOULD APPEAR TO BE INCONSISTENT.


Optionee:
          --------------------------------------------------------------
                                   (Signature)

Company:
          --------------------------------------------------------------
                                   (Signature)

                  Title:
                        ------------------------------------------------

Attachment

           This is not a stock certificate or a negotiable instrument.


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                              AMENDED AND RESTATED
                              ARRAY BIOPHARMA INC.
                         STOCK OPTION AND INCENTIVE PLAN


                       NONQUALIFIED STOCK OPTION AGREEMENT


NONQUALIFIED STOCK                   This option is not intended to be an
OPTION                               incentive stock option under Section 422 of
                                     the Internal Revenue Code and will be
                                     interpreted accordingly.

VESTING This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

                                     Your right to purchase shares of Stock
                                     under this option vests [___________]. The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.

                                     No additional shares of Stock will vest
                                     after your Service has terminated for any reason.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.

REGULAR                              If your Service terminates for any reason,
TERMINATION                          other than death, Disability or Cause, then
                                     your option will expire at the close of
                                     business at Company headquarters on the
                                     90th day after your termination date.

TERMINATION FOR                      If your Service is terminated for Cause,
CAUSE                                then you shall immediately forfeit all
                                     rights to your option and the option shall immediately expire.


DEATH If your Service terminates because of your death, then


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                                     your option will expire at the close of
                                     business at Company headquarters on the
                                     date 12 months after the date of death.
                                     During that twelve-month period, your
                                     estate or heirs may exercise the vested
                                     portion of your option.

                                     In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date 12 months after your termination date. In such a case, during the period following your death up to the date 12 months after your termination date, your estate or heirs may exercise the vested portion of your option.

DISABILITY                           If your Service terminates because of your
                                     Disability, then your option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

LEAVES OF ABSENCE                    For purposes of this option, your Service
                                     does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.
                                     However, your Service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

                                     The Company determines, in its sole
                                     discretion, which leaves count for this
                                     purpose, and when your Service terminates for all purpose under the Plan.

NOTICE OF EXERCISE                   When you wish to exercise this option, you
                                     must notify the Company by filing a notice of exercise, in substantially the form attached hereto as Exhibit A, with the Company's Chief Financial Officer at the
                                     Company's headquarters. Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally). Your notice must also


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                                     specify how your shares of Stock should be
                                     registered (in your name only or in your and your spouse's names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                                     If someone else wants to exercise this
                                     option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT                      When you submit your notice of exercise,
                                     you must include payment of the option
                                     price for the shares you are purchasing.
                                     Payment may be made in one (or a
                                     combination) of the following forms:

                                     o    Cash, your personal check, a cashier's
                                          check, a money order or another cash
                                          equivalent acceptable to the Company.

                                     o    Shares of Stock which have already
                                          been owned by you for more than six
                                          months and which are surrendered to
                                          the Company. The value of the shares,
                                          determined as of the effective date of
                                          the option exercise, will be applied
                                          to the option price.

                                     o    To the extent a public market for the
                                          Stock exists as determined by the
                                          Company, by delivery (on a form
                                          prescribed by the Company) of an
                                          irrevocable direction to a licensed
                                          securities broker acceptable to the
                                          Company to sell Stock and to deliver
                                          all or part of the sale proceeds to
                                          the Company in payment of the
                                          aggregate option price and any
                                          withholding taxes.

WITHHOLDING TAXES                    You will not be allowed to exercise this
                                     option unless you make acceptable
                                     arrangements to pay any withholding or
                                     other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

TRANSFER OF OPTION                   During your lifetime, only you (or, in the
                                     event of your legal incapacity or
                                     incompetency, your guardian or legal


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                                     representative) may exercise the option.
                                     You cannot transfer or assign this option.
                                     For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

                                     Regardless of any marital property
                                     settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.

RETENTION RIGHTS                     Neither your option nor this Agreement
                                     gives you the right to be retained by the Company (or any Parent, Subsidiaries or
                                     Affiliates) in any capacity. The Company
                                     (and any Parent, Subsidiaries or
                                     Affiliates) reserve the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS                   You, or your estate or heirs, have no
                                     rights as a shareholder of the Company
                                     until a certificate for your option's
                                     shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS                          In the event of a stock split, a stock
                                     dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS All certificates representing the Stock issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

                                     "THE SHARES REPRESENTED BY THIS CERTIFICATE
                                     ARE SUBJECT TO CERTAIN RESTRICTIONS ON
                                     TRANSFER AND OPTIONS TO PURCHASE SUCH
                                     SHARES SET FORTH IN AN AGREEMENT BETWEEN


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                                     THE COMPANY AND THE REGISTERED HOLDER, OR
                                     HIS OR HER PREDECESSOR IN INTEREST. A COPY
                                     OF SUCH AGREEMENT IS ON FILE AT THE
                                     PRINCIPAL OFFICE OF THE COMPANY AND WILL BE
                                     FURNISHED UPON WRITTEN REQUEST TO THE
                                     SECRETARY OF THE COMPANY BY THE HOLDER OF
                                     RECORD OF THE SHARES REPRESENTED BY THIS
                                     CERTIFICATE."

                                     "THE SHARES REPRESENTED HEREBY HAVE NOT
                                     BEEN REGISTERED OR QUALIFIED UNDER THE
                                     SECURITIES ACT OF 1933, AS AMENDED, OR ANY
                                     SECURITIES LAWS OF ANY STATE OR OTHER
                                     JURISDICTION, AND MAY NOT BE SOLD, PLEDGED,
                                     OR OTHERWISE TRANSFERRED WITHOUT AN
                                     EFFECTIVE REGISTRATION OR QUALIFICATION
                                     THEREOF UNDER SUCH ACT AND SUCH APPLICABLE
                                     STATE OR OTHER JURISDICTION'S SECURITIES
                                     LAWS OR AN OPINION OF COUNSEL, SATISFACTORY
                                     TO THE COMPANY AND ITS COUNSEL, THAT SUCH
                                     REGISTRATION AND QUALIFICATION IS NOT
                                     REQUIRED."

APPLICABLE LAW                       This Agreement will be interpreted and
                                     enforced under the laws of the State of
                                     Colorado, other than any conflicts or
                                     choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

THE PLAN The text of the Plan is incorporated in this Agreement by reference. CERTAIN CAPITALIZED TERMS USED IN THIS AGREEMENT ARE DEFINED IN THE PLAN, AND HAVE THE MEANING SET FORTH IN THE PLAN.

                                     This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

OTHER AGREEMENTS                     YOU AGREE, AS A CONDITION OF THE GRANT OF
                                     THIS OPTION, THAT IN CONNECTION WITH THE
                                     EXERCISE OF THE OPTION, YOU WILL EXECUTE
                                     SUCH DOCUMENT(s) AS NECESSARY TO BECOME A
                                     PARTY TO ANY SHAREHOLDER AGREEMENT OR
                                     VOTING TRUST AS THE COMPANY MAY REQUIRE.

  BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS
                 AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.


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                                    EXHIBIT A
                               NOTICE OF EXERCISE

The undersigned hereby gives notice to Array BioPharma Inc. (the "COMPANY") of the desire to purchase shares of common stock of the Company pursuant to Nonqualified Stock Option Agreement No.________.

1.       EXERCISE OF OPTION.

         Name:
               ------------------------------
         Date:
               ------------------------------
         Shares to be Exercised:
                                 ------------
         Price:
                -----------------------------

2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares as follows. (Check all that apply and complete as appropriate. The total payment must equal the purchase price of the Shares.)

         [ ]  cash in the amount of $
                                     ---------
         [ ]  check in the amount of $
                                      ---------
         [ ] by surrender of shares owned and held for more than six months with a value of $__________ represented by certificate number
              __________
         [ ]  pursuant to a broker transaction with
                                                    -------------------
3.       SHARE REGISTRATION.  The Shares are to be registered (Check one only):

         [ ]  in Purchaser's name, or
         [ ] in Purchaser's name and the name of Purchaser's spouse, as joint tenants with right of survivorship
         Purchaser's spouse's name:
                                    --------------------------------------
         Purchaser's spouse's Social Security No.:       -     -
                                                    ----   ---   -----

---------------------------------------
Sign Here

Social Security No.:      -   -
                      ---- --- ----

Address:

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